EXHIBIT 10.1










                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                          NATIONAL CITY BANCORPORATION

                                       AND

                          MARSHALL & ILSLEY CORPORATION





















                           Dated as of April 30, 2001


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                                TABLE OF CONTENTS


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ARTICLE I - THE MERGER
SECTION 1.1  The Merger...........................................................................................1
             ----------
SECTION 1.2  Effective Time.......................................................................................1
             --------------
SECTION 1.3  Effect of the Merger.................................................................................2
             --------------------
SECTION 1.4  Articles of Incorporation; By-Laws...................................................................2
             ----------------------------------
SECTION 1.5  Directors and Officers...............................................................................2
             ----------------------
SECTION 1.6  Conversion of Securities; Dissenting Shares..........................................................2
             -------------------------------------------
SECTION 1.7  Exchange of Certificates.............................................................................4
             ------------------------
SECTION 1.8  Stock Transfer Books.................................................................................6
             --------------------
SECTION 1.9  Adjustments for Dilution and Other Matters...........................................................6
             ------------------------------------------
SECTION 1.10 Company Common Stock.................................................................................6
             --------------------


ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER
SECTION 2.1  Organization and Qualification; Subsidiaries.........................................................6
             --------------------------------------------
SECTION 2.2  Articles of Incorporation and By-Laws................................................................8
             -------------------------------------
SECTION 2.3  Capitalization.......................................................................................8
             --------------
SECTION 2.4  Authority............................................................................................9
             ---------
SECTION 2.5  No Conflict; Required Filings and Consents...........................................................9
             ------------------------------------------
SECTION 2.6  Compliance; Permits.................................................................................10
             -------------------
SECTION 2.7  Securities and Banking Reports; Financial Statements................................................10
             ----------------------------------------------------
SECTION 2.8  Absence of Certain Changes or Events................................................................11
             ------------------------------------
SECTION 2.9  Absence of Litigation...............................................................................12
             ---------------------
SECTION 2.10 Employee Benefit Plans..............................................................................12
             ----------------------
SECTION 2.11 Registration Statement; Proxy Statement/Prospectus..................................................14
             --------------------------------------------------
SECTION 2.12 Title to Property...................................................................................15
             -----------------
SECTION 2.13 Environmental Matters...............................................................................15
             ---------------------
SECTION 2.14 Absence of Agreements...............................................................................16
             ---------------------
SECTION 2.15 Taxes...............................................................................................16
             -----
SECTION 2.16 Insurance...........................................................................................17
             ---------
SECTION 2.17 Brokers.............................................................................................17
             -------
SECTION 2.18 Tax Matters.........................................................................................18
             -----------
SECTION 2.19 Material Adverse Effect.............................................................................18
             -----------------------
SECTION 2.20 Material Contracts..................................................................................18
             ------------------
SECTION 2.21 Opinion of Financial Advisor........................................................................18
             ----------------------------
SECTION 2.22 Vote Required.......................................................................................18
             -------------


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 3.1  Organization and Qualification; Subsidiaries........................................................18
             --------------------------------------------

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SECTION 3.2  Articles of Incorporation and By-Laws...............................................................19
             -------------------------------------
SECTION 3.3  Capitalization......................................................................................19
             --------------
SECTION 3.4  Authority...........................................................................................20
             ---------
SECTION 3.5  No Conflict; Required Filings and Consents..........................................................21
             ------------------------------------------
SECTION 3.6  Compliance; Permits.................................................................................21
             -------------------
SECTION 3.7  Securities and Banking Reports; Financial Statements................................................21
             ----------------------------------------------------
SECTION 3.8  Absence of Certain Changes or Events................................................................22
             ------------------------------------
SECTION 3.9  Absence of Litigation...............................................................................23
             ---------------------
SECTION 3.10 Employee Benefit Plans..............................................................................23
             ----------------------
SECTION 3.11 Registration Statement; Proxy Statement/Prospectus..................................................24
             --------------------------------------------------
SECTION 3.12 Title to Property...................................................................................25
             -----------------
SECTION 3.13 Environmental Matters...............................................................................25
             ---------------------
SECTION 3.14 Absence of Agreements...............................................................................25
             ---------------------
SECTION 3.15 Taxes...............................................................................................25
             -----
SECTION 3.16 Brokers.............................................................................................26
             -------
SECTION 3.17 Tax Matters.........................................................................................26
             -----------
SECTION 3.18 Material Adverse Effect.............................................................................26
             -----------------------


ARTICLE IV - COVENANTS OF SELLER
SECTION 4.1  Affirmative Covenants...............................................................................27
             ---------------------
SECTION 4.2  Negative Covenants..................................................................................27
             ------------------
SECTION 4.3  Letter of Seller's Accountants......................................................................29
             ------------------------------
SECTION 4.4  No Solicitation of Transactions.....................................................................30
             -------------------------------
SECTION 4.5  Update Disclosure; Breaches.........................................................................31
             ---------------------------
SECTION 4.6  Affiliates; Tax Treatment...........................................................................31
             -------------------------
SECTION 4.7  Delivery of Shareholder List........................................................................32
             ----------------------------
SECTION 4.8  Loan and Investment Policies........................................................................32
             ----------------------------
SECTION 4.9  Access and Information..............................................................................32
             ----------------------
SECTION 4.10 Confidentiality Letter..............................................................................33
             ----------------------
SECTION 4.11 Employment Agreements...............................................................................33
             ---------------------


ARTICLE V - COVENANTS OF THE COMPANY
SECTION 5.1  Affirmative Covenants...............................................................................33
             ---------------------
SECTION 5.2  Negative Covenants..................................................................................33
             ------------------
SECTION 5.3  Update Disclosure...................................................................................34
             -----------------
SECTION 5.4  Breaches............................................................................................34
             --------
SECTION 5.5  Stock Exchange Listing..............................................................................34
             ----------------------
SECTION 5.6  Tax Treatment.......................................................................................34
             -------------
SECTION 5.7  Confidentiality Letter..............................................................................34
             ----------------------


ARTICLE VI - ADDITIONAL AGREEMENTS
SECTION 6.1  Proxy Statement/Prospectus; Registration Statement..................................................34
             --------------------------------------------------
SECTION 6.2  Meeting of Seller's Shareholders....................................................................35
             --------------------------------
SECTION 6.3  Appropriate Action; Consents; Filings...............................................................35
             -------------------------------------

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SECTION 6.4  Directors' and Officers' Indemnification and Insurance..............................................35
             ------------------------------------------------------
SECTION 6.5  Notification of Certain Matters.....................................................................36
             -------------------------------
SECTION 6.6  Public Announcements................................................................................36
             --------------------
SECTION 6.7  Customer Retention..................................................................................36
             ------------------
SECTION 6.8  Expenses............................................................................................37
             --------
SECTION 6.9  Employee Benefit Matters............................................................................37
             ------------------------


ARTICLE VII - CONDITIONS OF MERGER
SECTION 7.1  Conditions to Obligation of Each Party to Effect the Merger.........................................37
             -----------------------------------------------------------
SECTION 7.2  Additional Conditions to Obligations of the Company.................................................38
             ---------------------------------------------------
SECTION 7.3  Additional Conditions to Obligations of Seller......................................................40
             ----------------------------------------------


ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER
SECTION 8.1  Termination.........................................................................................42
             -----------
SECTION 8.2  Effect of Termination...............................................................................43
             ---------------------
SECTION 8.3  Amendment...........................................................................................43
             ---------
SECTION 8.4  Waiver..............................................................................................43
             ------


ARTICLE IX - GENERAL PROVISIONS
SECTION 9.1  Non-Survival of Representations, Warranties and Agreements..........................................43
             ----------------------------------------------------------
SECTION 9.2  Notices.............................................................................................44
             -------
SECTION 9.3  Certain Definitions.................................................................................44
             -------------------
SECTION 9.4  Headings............................................................................................45
             --------
SECTION 9.5  Severability........................................................................................45
             ------------
SECTION 9.6  Entire Agreement....................................................................................45
             ----------------
SECTION 9.7  Assignment..........................................................................................45
             ----------
SECTION 9.8  Parties in Interest.................................................................................46
             -------------------
SECTION 9.9  Governing Law.......................................................................................46
             -------------
SECTION 9.10 Counterparts........................................................................................46
             ------------
SECTION 9.11 Time is of the Essence..............................................................................46
             ----------------------
SECTION 9.12 Specific Performance................................................................................46
             --------------------

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ANNEX A  SUBSIDIARIES OF SELLER
ANNEX B  EMPLOYEE BENEFIT MATTERS
ANNEX C  FORM OF OPINION OF COUNSEL TO SELLER
ANNEX D  FORM OF OPINION OF COUNSEL TO COMPANY
EXHIBIT 1.1     PLAN OF MERGER
EXHIBIT 4.6     AFFILIATE LETTER




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                             Index of Defined Terms

                                                         Section
                                                         -------

Affiliate............................................   SECTION 9.3(a)
Agreement............................................   PREAMBLE
Articles of Merger...................................   SECTION 1.2
Average Trading Price................................   SECTION 1.6(b)
BHCA.................................................   SECTION 2.1(a)
Blue Sky Laws........................................   SECTION 2.5(b)
Business Day.........................................   SECTION 9.3(b)
Certificates.........................................   SECTION 1.7(b)
Code.................................................   PREAMBLE
Company..............................................   PREAMBLE
Company Approvals....................................   SECTION 3.1(a)
Company Articles.....................................   SECTION 1.4
Company By-Laws......................................   SECTION 1.4
Company Common Stock.................................   SECTION 1.6(a)
Company Disclosure Schedule..........................   ARTICLE III, PREAMBLE
Company Plans........................................   SECTION 3.10(a)
Company Preferred Stock..............................   SECTION 3.3(a)
Company Reports......................................   SECTION 3.7(a)
Company SEC Reports..................................   SECTION 3.7(a)
Company Subsidiary...................................   SECTION 3.1(a)
Company Subsidiaries.................................   SECTION 3.1(a)
Competing Proposal...................................   SECTION 4.4(b)
Control..............................................   SECTION 9.3(c)
DFI..................................................   SECTION 1.2
Dissenting Shares....................................   SECTION 1.6(e)
Effective Time.......................................   SECTION 1.2
Employee Changes.....................................   SECTION 4.2(a)(i)
Environmental Claims.................................   SECTION 2.13
Environmental Laws...................................   SECTION 2.13
ERISA................................................   SECTION 2.10(a)
Exchange Act.........................................   SECTION 2.5(b)
Exchange Agent.......................................   SECTION 1.7(a)
Exchange Fund........................................   SECTION 1.7(a)
Exchange Rate........................................   SECTION 1.6(b)
Exhibit 21...........................................   SECTION 3.1(c)
Expenses.............................................   SECTION 6.8(b)
FDIC ................................................   SECTION 2.1(a)
Federal Reserve Board................................   SECTION 2.1(a)
Governmental Authority...............................   SECTION 2.13
Hazardous Materials..................................   SECTION 2.13

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IBCA.................................................   PREAMBLE
Indemnified Parties..................................   SECTION 6.4(c)
Iowa Secretary of State..............................   SECTION 1.2
IRS..................................................   SECTION 2.15
Laws.................................................   SECTION 2.5(a)
Material Adverse Effect..............................   SECTION 2.1(d)
Merger...............................................   PREAMBLE
NYSE.................................................   SECTION 1.6(b)
OCC..................................................   SECTION 2.1(a)
Participation Facility...............................   SECTION 2.13
Person...............................................   SECTION 9.3(d)
Plans................................................   SECTION 2.10(a)
Proxy Statement/Prospectus...........................   SECTION 2.11
Registration Statement...............................   SECTION 3.11
Representatives......................................   SECTION 4.4(a)
Shares...............................................   SECTION 1.6(a)
SEC..................................................   SECTION 2.7(a)
Section 180.0622(2)(b) of the WBCL...................   SECTION 3.3(a)
Securities Act.......................................   SECTION 2.5(b)
Seller...............................................   PREAMBLE
Seller Affiliate.....................................   SECTION 4.6
Seller Approvals.....................................   SECTION 2.1(a)
Seller Articles......................................   SECTION 2.2
Seller By-Laws.......................................   SECTION 2.2
Seller Common Stock..................................   SECTION 1.6(a)
Seller Disclosure Schedule...........................   ARTICLE II, PREAMBLE
Seller Reports.......................................   SECTION 2.7(a)
Seller SEC Reports...................................   SECTION 2.7(a)
Seller Subsidiaries..................................   SECTION 2.1(a)
Seller Subsidiary....................................   SECTION 2.1(a)
Seller's Shareholders' Meeting.......................   SECTION 2.11
Series A Preferred Stock.............................   SECTION 3.3(a)
Subsidiary or Subsidiaries...........................   SECTION 9.3(e)
Superior Competing Transaction.......................   SECTION 4.4(c)
Surviving Corporation................................   SECTION 1.1
Tax or Taxes.........................................   SECTION 2.15
Tax Returns..........................................   SECTION 2.15
Title IV Plan........................................   SECTION 2.10(b)
USBL.................................................   SECTION 2.5(b)
WBCL.................................................   PREAMBLE

                          AGREEMENT AND PLAN OF MERGER



         AGREEMENT AND PLAN OF MERGER, dated as of April 30, 2001 (the "Agreement"), between NATIONAL CITY BANCORPORATION, an Iowa corporation (the "Seller") and MARSHALL & ILSLEY CORPORATION, a Wisconsin corporation (the "Company").

         WHEREAS, the Boards of Directors of the Company and the Seller have each determined that it is fair to and in the best interests of their respective shareholders for the Seller to merge with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the Iowa Business Corporation Act (the "IBCA") and the Wisconsin Business Corporation Law (the "WBCL");

         WHEREAS, the respective Boards of Directors of the Company and the Seller have each approved the Merger of the Seller with and into the Company, upon the terms and subject to the conditions set forth herein, and adopted this Agreement;

         WHEREAS, subsequent to the Seller's approval of this Agreement and concurrently with the execution of this Agreement and as a condition and an inducement to the willingness of the Company to enter into this Agreement, the Company and each of the Lowell W. Andreas Revocable Trust, as amended and restated November 3, 1998, the David L. Andreas Revocable Trust, amended on December 18, 1998, the D.I.A. Revocable Trust, amended and restated on July 15, 1995, the Sandra Ann Andreas McMurtie Trust, amended and restated on September 14, 1999 and the Terry L. Andreas Trust, amended and restated on August 1, 2000 have entered into an agreement pursuant to which each such shareholder has agreed to vote its shares of Seller Common Stock in favor of the Merger;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement shall constitute the plan of reorganization; and

         WHEREAS, for financial accounting purposes it is intended that the Merger shall be accounted for as a purchase.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                             ARTICLE I - THE MERGER

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the IBCA, the WBCL and the Plan of Merger attached hereto as Exhibit 1.1, at the Effective Time (as defined in Section 1.2) Seller shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Seller shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         SECTION 1.2 Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Iowa (the "Iowa Secretary of State") and the Department of Financial Institutions of the State of Wisconsin (the "DFI"), in such form as required by, and executed in accordance with the relevant provisions of, the IBCA and the WBCL (the date and time of such filing is referred to herein as the "Effective Time").

         SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the IBCA and the WBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and the Seller shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Seller shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4 Articles of Incorporation; By-Laws. At the Effective Time, the Articles of Incorporation, as amended of the Company (the "Company Articles") and the By-Laws, as amended, of the Company (the "Company By-Laws"), as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.

         SECTION 1.5 Directors and Officers. At the Effective Time, the directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and to be assigned to the class previously assigned. At the Effective Time, the officers of the Company immediately prior to the Effective Time, shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

         SECTION 1.6 Conversion of Securities; Dissenting Shares. Subject to
Section 1.7(e) regarding fractional shares, at the Effective Time, by virtue of the Merger and without action on the part of the Company, the Seller or the holder of the following securities:

                  (a) Each share of common stock, par value $1.25 per share, of Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time (all shares of Seller Common Stock issued and outstanding immediately prior to the Effective Time being referred to herein as the "Shares"), other than Shares held in the treasury of Seller or owned by the Company and any Company Subsidiary for its own account and other than Dissenting Shares (as defined in Section 1.6(e)), shall be converted in accordance with Section 1.7, into the right to receive shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock") having a value of $29.50 (subject to adjustment in accordance with Section 1.6(b), below). All such shares of Seller Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate representing shares of Company Common Stock into which such Seller Common Stock shall have been converted. Certificates previously representing shares of Seller Common Stock shall be exchanged for certificates representing whole shares of Company Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 1.7, without interest. No fractional share of Company Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 1.7.

                  (b) The number of shares of Company Common Stock that each Share shall have the right to receive in accordance with Section 1.6(a) above shall equal $29.50 divided by the Average Trading Price of the Company Common Stock (rounded to the nearest one hundred thousandth); provided, however, that if the number of shares as so calculated (1) is greater than 0.65556, such number shall be reduced to 0.65556, or (2) is less than 0.53636, such number shall be increased to 0.53636 (the exchange rate, as adjusted if applicable, is hereinafter referred to as the "Exchange Rate"). The "Average Trading Price" of the Company Common Stock shall be the average of the average high and low sale price per share of the Company Common Stock on the New York Stock Exchange (the "NYSE") as reported in the Midwest Edition of THE WALL STREET JOURNAL for the twenty (20) trading days ending on and including the third trading day preceding the Effective Time. The Company agrees that all of its purchases of Company Common Stock shall be in accordance with Regulation M under the Exchange Act.

                  (c) Each Share held by the Seller as treasury stock immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof into Company Common Stock or payment therefor.

                  (d) Each Share held by the Company and any Company Subsidiary for its own account shall be canceled and extinguished without conversion thereof into Company Common Stock or payment therefor.

                  (e) Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have validly exercised dissenter's rights available under Sections 490.1301 to
         490.1331 of the IBCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive Company Common Stock in accordance with this Section 1.6, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the IBCA. Dissenting Shares shall be treated in accordance with Division XIII of the IBCA, if and to the extent applicable. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right to dissent, such holder's Shares shall thereupon be converted into and become exchangeable only for the right to receive, as of the Effective Time, Company Common Stock in accordance with this Section 1.6, without any interest thereon. Seller shall give the Company (a) prompt notice of each and every notice of a shareholder's intent to demand payment for the shareholder's Shares, attempted withdrawals of such demands, and any other instruments served pursuant to the IBCA and received by the Seller relating to rights to be paid the "fair value" of Dissenting Shares, as provided in Sections 490.1301 to 490.1331 of the IBCA and
         (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the IBCA. Seller shall not, except with the prior written consent of the Company, voluntarily make any payment with respect to any demands for appraisals of capital stock of Seller, offer to settle or settle any demands or approve any withdrawal of any such demands.

         SECTION 1.7 Exchange of Certificates.

                  (a) Exchange Agent. As of the Effective Time, the Company shall deposit, or shall cause to be deposited, with a bank or trust company designated by the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article I, through the Exchange Agent, certificates representing the shares of Company Common Stock (such certificates for shares of Company Common Stock, together with any dividends or distributions with respect thereto are referred to herein as the "Exchange Fund") issuable pursuant to Section 1.6 in exchange for outstanding Shares.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted into the right to receive shares of Company Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Company Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Company Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Seller, a certificate representing the proper number of shares of Company Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Company may direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing the proper number of shares of Company Common Stock. Until surrendered as contemplated by this Section 1.7, each Certificate (other than Certificates representing Shares owned by the Company or any Company Subsidiary, and Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Company Common Stock and cash in lieu of any fractional shares of Company Common Stock as contemplated by Section 1.7(e).

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.7(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 1.7(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Company Common Stock.

                  (d) No Further Rights in the Shares. All shares of Company Common Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.7(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

                  (e) No Fractional Shares. No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of the Company. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the Average Trading Price. As soon as reasonably practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Company shall make available such amounts (without interest) to such holders of such fractional share interests.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former shareholders of Seller for one (1) year after the Effective Time shall be delivered to the Company, upon demand, and any former shareholders of Seller who have not theretofore complied with this Article I shall thereafter look only to the Company to claim their shares of Company Common Stock, any cash in lieu of fractional shares of Company Common Stock and any dividends or distributions with respect to Company Common Stock, in each case without interest thereon, and subject to Section 1.7(g).

                  (g) No Liability. Neither the Company nor the Seller shall be liable to any former holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash or other payment delivered to a public official pursuant to any abandoned property, escheat or similar laws.

                  (h) Withholding Rights. The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding was made by the Company.

         SECTION 1.8 Stock Transfer Books. At the Effective Time, the stock transfer books of Seller shall be closed and there shall be no further registration of transfers of shares of Seller Common Stock thereafter on the records of Seller. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Seller Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Company for any reason shall be converted into shares of Company Common Stock in accordance with this Article I, subject to applicable law in the case of Dissenting Shares.

         SECTION 1.9 Adjustments for Dilution and Other Matters. If prior to the Effective Time, (i) Seller shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Seller Common Stock, or declare a dividend or make a distribution on the Seller Common Stock in any security convertible into Seller Common Stock, or (ii) the Company shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Company Common Stock or declare a dividend or make a distribution on the Company Common Stock in any security convertible into Company Common Stock, appropriate adjustment or adjustments will be made to the Exchange Rate determined pursuant to Section 1.6(b).

         SECTION 1.10 Company Common Stock. The shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and at the Effective Time, such shares shall remain issued and outstanding.


              ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the Disclosure Schedule delivered by Seller to the Company prior to the execution of this Agreement (the "Seller Disclosure Schedule"), which shall identify exceptions by specific Section references, Seller hereby represents and warrants to the Company that:

         SECTION 2.1 Organization and Qualification; Subsidiaries.

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Each subsidiary of Seller ("Seller Subsidiary" or, collectively, "Seller Subsidiaries") is a federally chartered national bank or a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Seller and the Seller Subsidiaries has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Seller Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including appropriate authorizations from the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC") and the Iowa Secretary of State, and neither Seller nor any Seller Subsidiary has received any notice of proceedings relating to the revocation or modification of any Seller Approvals, except in each case where the revocations or modifications, the failure to be so organized, existing and in good standing or to have such power, authority and Seller Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 2.1(d)) on Seller and Seller Subsidiaries, taken as a whole.

                  (b) Seller and each Seller Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Seller or Seller Subsidiaries, taken as a whole.

                  (c) A true and complete list of all of the Seller Subsidiaries, together with (i) the Seller's percentage ownership of each Seller Subsidiary and (ii) laws under which the Seller Subsidiary is incorporated is set forth on Annex A. Except as set forth on Annex A, Seller and/or one or more of the Seller Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock of each of the Seller Subsidiaries. Except for the subsidiaries set forth on Annex A, Seller does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

                  (d) As used in this Agreement, the term "Material Adverse Effect" means, with respect to the Company or the Seller, as the case may be, any effect that (i) is material and adverse to the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries (as defined in Section 3.1(a)) taken as a whole or the Seller and Seller Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of the Company or Seller to consummate the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) compliance with the terms of, or the taking of actions contemplated by, this Agreement, (b) changes in laws and regulations or interpretations thereof that are generally applicable to the banking industry, (c) changes in generally accepted accounting principles that are generally applicable to the banking industry, (d) reasonable expenses incurred in connection with the transactions contemplated hereby, and (e) changes attributable to or resulting from changes in general economic conditions affecting banks or their holding companies generally, including changes in the prevailing level of interest rates; provided, further, however, that none of the following shall be deemed (either alone or in combination ) to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect with respect to the Seller: (a) any change in the market price or trading volume of the Seller's Common Stock; (b) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance agreements or other arrangements in existence as of the date of this Agreement; (c) the taking of any action by the Seller approved or consented to by the Company; or (d) any adverse event (including litigation, employee terminations or disruption of business relationships) directly caused by this Agreement and the transactions contemplated herein. Failure by the Seller to meet its revenue or income projections shall not be deemed in and of itself to be a Material Adverse Effect.

                  (e) The minute books of the Seller and each of the Seller Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since January 1, 2001, of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

         SECTION 2.2 Articles of Incorporation and By-Laws. Seller has heretofore furnished to the Company a complete and correct copy of the Articles of Incorporation and the By-Laws, as amended or restated, of Seller ("Seller Articles" and "Seller By-Laws," respectively") and each Seller Subsidiary. Such Articles of Incorporation and By-Laws of Seller and each Seller Subsidiary are in full force and effect. Neither Seller nor any Seller Subsidiary is in violation in any material respect of any of the provisions of its Articles of Incorporation or By-Laws.

         SECTION 2.3 Capitalization. The authorized capital stock of Seller consists of 40,000,000 shares of Seller Common Stock. As of the date of this Agreement, (i) 8,868,183.857 shares of Seller Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right of any Seller shareholder and (ii) 394,285 shares of Seller Common Stock are held in the treasury of Seller. There are no outstanding options, warrants or other rights, agreements, arrangements or commitments of any character, including without limitation voting agreements or arrangements, relating to the issued or unissued capital stock of Seller or any Seller Subsidiary or obligating Seller or any Seller Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Seller or any Seller Subsidiary. All shares of Seller Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and non-assessable. There are no obligations, contingent or otherwise, of Seller or any Seller Subsidiary to repurchase, redeem or otherwise acquire any shares of Seller Common Stock or the capital stock of any Seller Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Seller Subsidiary or any other entity, except for loan commitments and other funding obligations entered into in the ordinary course of business. Each of the outstanding shares of capital stock of each Seller Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and not in violation of any preemptive rights of any Seller Subsidiary shareholder, and such shares owned by Seller or another Seller Subsidiary are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of Seller's voting rights, charges or other encumbrances of any nature whatsoever.

         SECTION 2.4 Authority. Seller has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by Seller's shareholders in accordance with the IBCA and the Seller Articles and Seller By-Laws). The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, including without limitation Seller's Board of Directors, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by Seller's shareholders in accordance with the IBCA and the Seller Articles and Seller By-Laws). The action of Seller's Board of Directors has been taken in compliance with Article VII(b) of the Seller Articles. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Seller and assuming due authorization, execution and delivery by Company, enforceable against Seller in accordance with its terms, except as enforcement may be limited by laws affecting insured depository institutions, general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         SECTION 2.5  No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by Seller do not, and the performance of this Agreement and the transactions contemplated hereby by Seller shall not, (i) conflict with or violate the Seller Articles or Seller By-Laws or the Articles of Incorporation or By-Laws of any Seller Subsidiary, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller or any Seller Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller or any Seller Subsidiary is a party or by which Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. The Board of Directors of Seller has taken all actions necessary including approving the transactions contemplated herein to ensure that none of
         (A) the restrictions set forth in Section 490.1110 of the IBCA, and (B) the provisions set forth in Article VII of the Seller Articles, do or will apply to the transactions contemplated herein.

                  (b) The execution and delivery of this Agreement by Seller do not, and the performance of this Agreement by Seller shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), the BHCA, the banking laws of the United States of America (the "USBL") and the filing and recordation of appropriate merger or other documents as required by the IBCA and the WBCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger or otherwise prevent Seller from performing its obligations under this Agreement, and would not have a Material Adverse Effect on Seller or Seller Subsidiaries, taken as a whole.

         SECTION 2.6 Compliance; Permits. Neither Seller nor any Seller Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller or any Seller Subsidiary is a party or by which Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Seller or Seller Subsidiaries, taken as a whole.

         SECTION 2.7  Securities and Banking Reports; Financial Statements.

                  (a) Seller and each Seller Subsidiary have filed all forms, reports and documents required to be filed with (x) the Securities and Exchange Commission (the "SEC") since December 31, 2000, and as of the date of this Agreement has delivered to the Company (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1998, 1999 and 2000, respectively, (ii) all proxy statements relating to Seller's meetings of shareholders (whether annual or special) held since December 31, 1998, (iii) all Reports on Form 8-K filed by Seller with the SEC since December 31, 1998, (iv) all other reports or registration statements since December 31, 1998 and (v) all amendments and supplements to all such reports and registration statements filed by Seller with the SEC since December 31, 1998 (collectively, the "Seller SEC Reports") and (y) the OCC, the Federal Reserve Board, and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to with the Seller SEC Reports as the "Seller Reports"). The Seller Reports, including all Seller Reports filed after the date of this Agreement, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Seller SEC Reports, including any Seller SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Seller and Seller Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount.

                  (c) Except (i) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Seller included in the Seller's Form 10-K for the fiscal year ended December 31, 2000, (ii) for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2000, and
         (iii) as set forth in Section 2.7 of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise due or to become due), that, either alone or when combined with all other undisclosed liabilities, has had, or would reasonably be expected to have, a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole.

         SECTION 2.8 Absence of Certain Changes or Events. Except as disclosed in the Seller SEC Reports filed prior to the date of this Agreement or set forth in Section 2.8 of the Seller Disclosure Schedule, since December 31, 2000 to the date of this Agreement, Seller and the Seller Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2000, there has not been (i) any change in the financial condition, results of operations or business of Seller and any of the Seller Subsidiaries having a

Material Adverse Effect on Seller or the Seller Subsidiaries, taken as a whole,
(ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Seller or any of the Seller Subsidiaries having a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole,
(iii) any change by Seller in its accounting methods, principles or practices having a material effect on Seller's financial statements, (iv) any revaluation by Seller of any material portion of its assets which has a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, (v) except for regular quarterly cash dividends on Seller Common Stock with usual record and payment dates, to the date of this Agreement, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Seller Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Seller Subsidiary, (vi) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of January 1, 2001 (which amounts have been previously disclosed to Company), granted any severance or termination pay except in the ordinary course of business consistent with past practices, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than year-end bonuses for fiscal 2000 or quarter-end bonuses for the quarter ended March 31, 2001 (which bonuses have been previously disclosed to the Company), (vii) suffered any strike, work stoppage, slow-down or other labor disturbance, (viii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (ix) had any union organizing activities.

         SECTION 2.9 Absence of Litigation.

                  (a) Except as set forth in Section 2.9 of the Seller Disclosure Schedule, neither the Seller nor any of the Seller Subsidiaries is a party to any, and there are no pending or, to the Seller's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Seller or any of the Seller Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole.

                  (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of the Seller Subsidiaries or the assets of the Seller or any of the Seller Subsidiaries which has had a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole.

         SECTION 2.10  Employee Benefit Plans.

                  (a) Section 2.10(a) of the Seller Disclosure Schedule lists
         (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other employment contracts or employment agreements, with respect to which Seller or any Seller Subsidiary has any obligation (collectively, the "Plans"). Seller has furnished or made available to the Company a complete and accurate copy of each Plan (or a description of the Plans, if the Plans are not in writing) and a complete and accurate copy of each material document prepared in connection with each such Plan, including, without limitation, and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) as applicable, the three
         (3) most recently filed IRS Forms 5500 and related schedules, (iv) as applicable, the most recently issued IRS determination letter for each such Plan and (v) as applicable, the three (3) most recently prepared actuarial and financial statements with respect to each such Plan.

                  (b) Absence of Certain Types of Plans. Except as disclosed in the Seller Disclosure Schedule, no member of Seller's "controlled group," within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five years preceding the Effective Time has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA ("Title IV Plan"). No Title IV Plan is a "multiemployer pension plan" as defined in Section 3(37) of ERISA. Except as disclosed in the Seller Disclosure Schedule, none of the Plans obligates Seller or any of the Seller Subsidiaries to pay material separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code. Except as disclosed in the Seller Disclosure Schedule, or as required by COBRA, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Seller or any of the Seller Subsidiaries. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

                  (c) Compliance with Applicable Law. Except as disclosed in the Seller Disclosure Schedule, each Plan has been operated in all respects in accordance with the requirements of all applicable Law and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law, except where such violations of applicable Law would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. Seller and the Seller Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and Seller and the Seller Subsidiaries have no knowledge of any default or violation by any party to, any Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. No legal action, suit or claim is pending or, to the knowledge of Seller or the Seller Subsidiaries, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, except as disclosed in the Seller Disclosure Schedule, to the knowledge of Seller or the Seller Subsidiaries, no fact or event exists that could reasonably be expected to give rise to any such action, suit or claim. Except as disclosed in the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary has incurred any material liability under Section 302 of ERISA or Section 412 of the Code that is currently due and that has not been satisfied in full and no condition exists that presents a material risk of incurring any such liability.

                  (d) Qualification of Certain Plans. Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from Federal income taxation under
         Section 501(a) of the Code) has received a favorable determination letter from the IRS (as defined herein) that it is so qualified, and, except as disclosed in the Seller Disclosure

         Schedule, Seller is not aware of any fact or event that has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan. Except as disclosed on the Seller Disclosure Schedule, no trust maintained or contributed by the Seller or any of the Seller Subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

                  (e) Absence of Certain Liabilities and Events. Except for matters disclosed in the Seller Disclosure Schedule, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan that is subject to ERISA, that would individually or in the aggregate have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole. Neither Seller nor any of the Seller Subsidiaries has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code that would individually or in the aggregate have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole, and, to the knowledge of Seller or the Seller Subsidiaries, no fact or event exists that could reasonably be expected to give rise to any such liability.

                  (f) Plan Contributions. All material contributions, premiums or payments required to be made prior to the Effective Time with respect to any Plan have been made on or before the Effective Time.

                  (g) Employment Contracts. Except for employment, severance, consulting or other similar contracts with any employees, consultants, officers or directors of Seller or any of the Seller Subsidiaries disclosed in Section 2.10(g) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary is a party to any such contracts. Neither Seller nor any Seller Subsidiary is a party to any collective bargaining agreements.

                  (h) Effect of Agreement. Except as disclosed on the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in conjunction with another event, entitle any current or former employee of Seller or any Seller Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided herein, or accelerate the time of payment or vesting or increase the compensation due any such employee or former employee, in each case, except as expressly provided herein.

         SECTION 2.11 Registration Statement; Proxy Statement/Prospectus. The information supplied by Seller for inclusion in the Registration Statement (as hereinafter defined) shall not at the time the Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by Seller for inclusion in the proxy statement/prospectus to be sent to the shareholders of Seller in connection with the meeting of Seller's shareholders to consider the Merger (the "Seller Shareholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") shall not at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Seller Shareholders' Meeting and at the Effective Time, be false or misleading with respect to any material fact required to be stated herein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to Seller or any of its affiliates, officers or directors should be discovered by Seller which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Seller shall promptly inform the Company. The Proxy Statement/Prospectus shall comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Seller makes no representation or warranty with respect to any information about, or supplied or omitted by, the Company which is contained in any of the foregoing documents.

         SECTION 2.12 Title to Property. Seller and each of the Seller Subsidiaries has good and marketable title to all of their respective properties and assets, real and personal, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole; and all leases pursuant to which Seller or any of the Seller Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default by Seller or any Seller Subsidiary (or event which with notice or lapse of time, or both, would constitute a material default by Seller or any Seller Subsidiary and in respect of which the Seller or such Seller Subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of good standing, validity or effectiveness or default, individually or in the aggregate, would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. Substantially all of Seller's and each of the Seller's Subsidiaries' buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

         SECTION 2.13 Environmental Matters. Except as set forth in Section 2.13 of the Seller Disclosure Schedule, Seller represents and warrants that to the Seller's knowledge: (i) each of the Seller, the Seller's Subsidiaries, properties owned or operated by the Seller or the Seller's Subsidiaries, and the Participation Facilities (each as hereinafter defined) are and have been in compliance with all applicable federal, state and local laws including common law, rules, guidance, regulations and ordinances and with all applicable decrees, orders, judgments, and contractual obligations relating to the environment, health, safety, natural resources, wildlife or "Hazardous Materials" which are hereinafter defined as chemicals, pollutants, contaminants, wastes, toxic substances, compounds, products, solid, liquid, gas, petroleum or other regulated substances or materials which are hazardous, toxic or otherwise harmful to health, safety, natural resources, or the environment ("Environmental Laws"), except for violations which, either individually or in the aggregate, would not have a Material Adverse Effect on Seller or Seller's Subsidiaries;
(ii) during and prior to the period of (a) the Seller's or any of the Seller's Subsidiaries' ownership or operation of any of their respective current properties, or (b) the Seller's or any of the Seller's Subsidiaries' participation in the management of any Participation Facility, Hazardous Materials have not been generated, treated, stored, transported, released or disposed of in, on, under, above, from or affecting any such property, except where such release, generation, treatment, storage, transportation, or disposal would not have, either individually or in the aggregate, a Material Adverse Effect on the Seller or Seller's Subsidiaries; (iii) there is no asbestos or any material amount of ureaformaldehyde materials in or on any property owned or operated by Seller or Seller's Subsidiaries or any Participation Facility and no electrical transformers or capacitors, other than those owned by public utility companies, on any such properties contain any PCB's; (iv) there are no underground or aboveground storage tanks and there have never been any underground or aboveground storage tanks located on, in or under any properties currently or formerly owned or operated by the Seller or any of Seller's Subsidiaries or any Participation Facility; (v) neither Seller nor Seller's Subsidiaries have received any notice from any governmental agency or third party notifying the Seller or Seller's Subsidiaries of any Environmental Claim; (vi) and there are no circumstances with respect to any properties currently owned or operated by the Seller or any of Seller's Subsidiaries or any Participation Facility that could reasonably be anticipated (a) to form the basis for an Environmental Claim against Seller or Seller's Subsidiaries or any properties currently or formerly owned or operated by the Seller or any of Seller's Subsidiaries or any Participation Facility or (b) to cause any properties currently owned or operated by the Seller or any of Seller's Subsidiaries or any Participation Facility to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law or require notification to or consent of any Governmental Authority or third party pursuant to any Environmental Law.

         The following definitions apply for purposes of this Section 2.13: (a) "Participation Facility" means any facility in which the Seller or any of the Seller's Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property; (b) "Environmental Claims" shall mean any and all administrative, regulatory, judicial or private actions, suits, demands, demand letters, notices, claims, liens, notices of non-compliance or violation, investigations, allegations, injunctions or proceedings relating in any way to (i) any Environmental Law;
(ii) any Hazardous Material including without limitation any abatements, removal, remedial, corrective or other response action in connection with any Hazardous Material, Environmental Law or order of a Governmental Authority or
(iii) any actual or alleged damage, injury, threat or harm to health, safety, natural resources, wildlife, or the environment, which individually or in the aggregate would have a Material Adverse Effect on Seller or Seller's Subsidiaries; (c) "Governmental Authority" shall mean any applicable federal, state, regional, county or local person or body having governmental authority.

         SECTION 2.14 Absence of Agreements. Neither Seller nor any Seller Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of Seller or of any Seller Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Seller or any Seller Subsidiary may carry on its business (other than as may be required by Law or applicable regulatory authorities)), or in any manner relates to its capital adequacy, its credit policies or its management, except as disclosed in the Seller Disclosure Schedule, nor has Seller been advised that any federal, state, or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed by Seller in Section 2.14 of the Seller Disclosure Schedule.

         SECTION 2.15 Taxes. Seller and the Seller Subsidiaries have timely filed all material Tax Returns (as defined below) required to be filed by them, and Seller and the Seller Subsidiaries have timely paid and discharged all material Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns, except such as are being contested in good faith by appropriate proceedings and with respect to which Seller is maintaining reserves adequate for their payment. To the knowledge of Seller, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and
(iii) interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. For the purposes of this Section 2.15, references to the Seller and the Seller Subsidiaries include former subsidiaries of Seller for the periods during which any such corporations were owned, directly or indirectly, by Seller. Except as otherwise disclosed in the Seller's Disclosure Schedule, to the knowledge of the Seller, neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings or court proceedings, any deficiency or claim for additional Taxes. Except as otherwise disclosed, neither Seller nor any of the Seller Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. Except as otherwise disclosed in the Seller Disclosure Schedule and except for statutory liens for current taxes not yet due, there are no material tax liens on any assets of Seller or any of the Seller Subsidiaries. Except as otherwise disclosed in the Seller Disclosure Schedule, neither Seller nor any of the Seller Subsidiaries has received a ruling or entered into an agreement with the IRS or any other taxing authority that would have a Material Adverse Effect on Seller or the Seller Subsidiaries, taken as a whole, after the Effective Time. Except as otherwise disclosed in the Seller Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist among Seller and the Seller Subsidiaries and no tax indemnities given by Seller or the Seller Subsidiaries in connection with a sale of stock or assets remain in effect. Neither the Seller nor any of the Seller Subsidiaries is required to include income either (i) any amount in respect of any adjustment under Section 481 of the Code, or (ii) any installment sale gain. Neither Seller nor any of the Seller Subsidiaries has made an election under Section 341(f) of the Code.

         SECTION 2.16 Insurance. Section 2.16 of the Seller Disclosure Schedule lists all material policies of insurance of Seller and the Seller Subsidiaries currently in effect. Neither Seller nor any of the Seller Subsidiaries has any material liability for unpaid premiums or premium adjustments not properly reflected on Seller's financial statements included in Seller's Report on Form 10-K for the fiscal year ended December 31, 2000.

         SECTION 2.17 Brokers. No broker, finder or investment banker (other than Hovde Financial LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller. Prior to the date of this Agreement, Seller has furnished to the Company a complete and correct copy of all agreements between Seller and Hovde Financial LLC pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

         SECTION 2.18 Tax Matters. Neither Seller nor, to the Seller's knowledge, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

         SECTION 2.19 Material Adverse Effect. Since December 31, 2000, there has been no Material Adverse Effect on Seller or the Seller Subsidiaries, taken as a whole.

         SECTION 2.20 Material Contracts. Except as disclosed in the Seller Disclosure Schedule (which may reference other sections of such Schedule) and, except as included as exhibits in the Seller SEC Reports, neither the Seller nor any Seller Subsidiary is a party to or obligated under any contract, agreement or other instrument or understanding which is not terminable by Seller or the Seller Subsidiary without additional payment or penalty within 60 days and obligates Seller or any Seller Subsidiary for payments or other consideration with a value in excess of $100,000 (except for agreements or documents whereby Seller or a Seller Subsidiary is making loans or otherwise extending credit or making investments in the ordinary course of business consistent with past practices that pertain to Seller's or a Seller Subsidiary's primary businesses), or would require disclosure by Seller pursuant to item 601(b)(10) of Regulation S-K under the Exchange Act.

         SECTION 2.21 Opinion of Financial Advisor. Seller has received the written opinion of Hovde Financial LLC on the date of this Agreement to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by Seller's shareholders is fair to Seller's shareholders from a financial point of view, and Seller will promptly, after the date of this Agreement, deliver a copy of such opinion to the Company.

         SECTION 2.22 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Seller Common Stock are entitled to cast is the only vote of the holders of any class or series of Seller capital stock necessary to approve the Merger.


           ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Disclosure Schedule delivered by the Company to Seller prior to the execution of this Agreement (the "Company Disclosure Schedule"), which shall identify exceptions by specific Section references, the Company hereby represents and warrants to Seller that:

         SECTION 3.1 Organization and Qualification; Subsidiaries.

                  (a) The Company is a company duly organized, validly existing and in active status under the laws of the State of Wisconsin and a registered bank holding company under the BHCA. Each subsidiary of the Company (a "Company Subsidiary" or, collectively, "Company Subsidiaries") is a bank, a corporation, a limited liability company, or another form of business entity duly organized, validly existing and in good standing under the laws of the state of its organization or the United States of America. Each of the Company and the Company Subsidiaries have the requisite power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Company Approvals") necessary to own, lease and operate their respective properties and to carry on their respective business as now being conducted, including appropriate authorizations from the Federal Reserve Board, the FDIC, the DFI or the OCC and neither Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any Company Approvals, except in each case where the revocations or modifications, the failure to be so organized, existing and in good standing or to have such power, authority, Company Approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

                  (b) The Company and each Company Subsidiary is duly qualified or licensed as a foreign business entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

                  (c) A true and complete list of all of the Company Subsidiaries as of February 28, 2001 is set forth in Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 ("Exhibit 21") previously delivered to Seller. The Company and/or one or more of the Company Subsidiaries owns beneficially and of record substantially all of the outstanding shares of capital stock or other equity interest of each of the Company Subsidiaries which is a "significant subsidiary" under Rule 12b-2 under the Exchange Act. Except for the Company Subsidiaries, set forth on said Exhibit 21, the Company did not as of February 28, 2001 directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business, other than in the ordinary course of business, which would be required to be disclosed on Exhibit 21.

         SECTION 3.2 Articles of Incorporation and By-Laws. The Company has previously furnished to Seller a complete and correct copy of the Company Articles and the Company By-laws. The Company Articles and Company By-laws are in full force and effect. The Company is not in violation of any of the provisions of the Company Articles or the Company By-laws. No Company Subsidiary is in violation of any of the provisions of its Articles of Incorporation or By-laws or other organizational documents which violation would have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

         SECTION 3.3  Capitalization.

                  (a) The authorized capital stock of the Company consists of
         (i) 320,000,000 shares of Company Common Stock of which, as of December 31, 2000, 112,757,546 shares were issued and outstanding, 9,910,839 shares were held in treasury, 8,115,520 shares were reserved for issuance pursuant to outstanding employee stock options, and 3,844,228 shares were reserved for issuance pursuant to the exchange of the Company Preferred Stock (as defined below); (ii) 5,000,000 shares of Preferred Stock, $1.00 par value ("Company Preferred Stock"), of which 2,000,000 shares of Company Preferred Stock has been designated as Series A Convertible Preferred Stock ("Series A Preferred Stock") and 336,370 of which, as of December 31, 2000, were outstanding. All of the outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable, except pursuant to Section 180.0622(2)(b) of the WBCL (such section, including judicial interpretations thereof and Section 180.40(6), its predecessor statute, are referred to herein as "Section 180.0622(2)(b) of the WBCL"). Except as set forth in clauses (i)-(ii), above, as of the date of this Agreement there are no options, warrants or other rights, agreements, arrangements or commitments of any character, including, without limitation, voting agreements or arrangements, relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and non-assessable, except pursuant to Section 180.0622(2)(b) of the WBCL. Except as disclosed in the Company SEC Reports (as hereinafter defined), there are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock.

                  (b) The shares of Company Common Stock to be issued pursuant to the Merger will, upon issuance in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and non-assessable, except as otherwise provided by Section 180.0622(2)(b) of the WBCL.

         SECTION 3.4 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, including without limitation the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company and assuming the authorization, execution and delivery by the Seller, enforceable against the Company in accordance with its terms, except as enforcement may be limited by laws affecting insured depository institutions, general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         SECTION 3.5  No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company Articles or Company By-Laws or the Articles of Incorporation or By-Laws of any Company Subsidiary, (ii) conflict with or violate any Laws applicable to the Company or any Company Subsidiary or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or its or any of their respective properties is bound or affected, except in the case of clause (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the BHCA, the USBL and the filing and recordation of appropriate merger or other documents as required by Wisconsin law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not have a Material Adverse Effect on the Company or the Company Subsidiaries, taken as a whole.

         SECTION 3.6 Compliance; Permits. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Company Subsidiaries, taken as a whole.

         SECTION 3.7  Securities and Banking Reports; Financial Statements.

                  (a) The Company and each Company Subsidiary have filed all forms, reports and documents required to be filed with (x) the SEC since December 31, 2000, and as of the date of this Agreement have delivered or made available to Seller, in the form filed with the SEC,
         (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1998, 1999 and 2000, respectively, (ii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since December 31, 1998, (iii) all Reports on Form 8-K filed by the Company with the SEC since December 31, 1998, (iv) all other reports or registration statements filed by the Company with the SEC since December 31, 1998, and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC since December 31, 1998 (collectively, the "Company SEC Reports") and (y) the OCC, the Federal Reserve Board, the DFI and any other applicable Federal or state securities or banking authorities (all such reports and statements are collectively referred to with the Company SEC Reports as the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement,
         (i) were or will be prepared in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, including any Company SEC

         Reports filed since the date of this Agreement and prior to or on the Effective Time, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount.

                  (c) Except (i) for those liabilities that are fully reflected or reserved against on the consolidated statement of condition of the Company included in the Company Form 10-K for the year ended December 31, 2000, (ii) for the liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2000, and
         (iii) as set forth in Section 3.7 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

         SECTION 3.8 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in the Company Disclosure Schedule, since December 31, 2000 to the date of this Agreement, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2000, there has not been (i) any change in the financial condition, results of operations or business of the Company or any of the Company Subsidiaries having a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of the Company Subsidiaries having a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole, (iii) any change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any of its assets in any respect, (v) to the date of this Agreement, any entry by the Company or any of the Company Subsidiaries into any commitment or transactions material to the Company and the Company Subsidiaries taken as a whole, (vi) except for repurchases pursuant to the Company's Common Stock repurchase program or for regular quarterly cash dividends of Company Common Stock with usual record and payment dates, to the date of this Agreement, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Company Subsidiary, (vii) suffered any strike, work stoppage, slow-down or other labor disturbance, (viii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (ix) had any union organizing activities.

         SECTION 3.9 Absence of Litigation.

                  (a) Except as set forth in Section 3.9 of the Company Disclosure Schedule or in the Company SEC Reports, neither the Company nor any of the Company Subsidiaries is a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of the Company Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company's Subsidiaries, taken as a whole.

                  (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of the Company Subsidiaries or the assets of the Company or any of the Company Subsidiaries which has had a Material Adverse Effect on the Company and the Company's Subsidiaries, taken as a whole.

         SECTION 3.10  Employee Benefit Plans.

                  (a) Compliance with Applicable Laws. Each of the Company's "employee benefit plans" within the meaning of Section 3(3) of ERISA, for the benefit of employees of the Company and the Company Subsidiaries (the "Company Plans") has been operated in all respects in accordance with the requirements of all applicable Law and all persons who participate in the operation of such Company Plans and all Company Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law, except where such violations of applicable Law would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole. The Company and the Company Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Company and the Company Subsidiaries have no knowledge of any default or violation by any party to, any Company Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole. No legal action, suit or claim is pending or, to the knowledge of the Company or the Company Subsidiaries, threatened with respect to any Company Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company or the Company Subsidiaries, no fact or event exists that could give rise to any such action, suit or claim.

                  (b) Qualification of Certain Plans. Each Company Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the Code) has received a favorable determination letter from the IRS (as defined herein) that it is so qualified, and the Company is not aware of any fact or event that has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any Company Plan or the exempt status of any such trust. No trust maintained or contributed to by the Company or any of the Company Subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

                  (c) Absence of Certain Liabilities and Events. There have been no prohibited transactions (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan. The Company and each of the Company Subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code and, to the knowledge of Company or the Company Subsidiaries, no fact or event exists that could give rise to any such liability.

                  (d) Plan Contributions. All contributions, provisions or payments required to be made with respect to any Company Plan have been made on or before their due dates.

         SECTION 3.11 Registration Statement; Proxy Statement/Prospectus. The information supplied by the Company for inclusion in the registration statement of the Company (the "Registration Statement") pursuant to which the shares of Company Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the Proxy Statement/Prospectus shall not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Seller's Shareholders' Meeting and at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company will promptly inform the Seller. The Registration Statement and the Proxy Statement/Prospectus shall comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about, or supplied or omitted by, Seller which is contained in any of the foregoing documents.

         SECTION 3.12 Title to Property. The Company and each of the Company Subsidiaries has good and marketable title to all of their respective properties and assets, real and personal, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole; and all leases pursuant to which the Company or any of the Company Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring). Substantially all of the Company's and each of the Company Subsidiaries' buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

         SECTION 3.13 Environmental Matters. There is not pending and, to the Company's knowledge, there is not threatened, any litigation, action, or other proceeding related to a violation or alleged violation of any Environmental Laws by the Company or the Company Subsidiaries which could reasonably be expected to have a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole.

         SECTION 3.14 Absence of Agreements. Neither the Company nor any of the Company Subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of the Company or Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, the Company or any Company Subsidiary may carry on its business (other than as may be required by Law or applicable regulatory authorities)), in any manner relates to its capital adequacy, its credit policies, or its management, except for those the existence of which has been disclosed to Seller prior to the date of this Agreement, nor has the Company been advised that any federal, state, or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed by the Company in Section 3.14 of the Company Disclosure Schedule.

         SECTION 3.15 Taxes. The Company and the Company Subsidiaries have timely filed all material Tax Returns (as defined below) required to be filed by them, and Company and the Company Subsidiaries have timely paid and discharged all material Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which Seller is maintaining reserves adequate for their payment. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and
(iii) interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. For the purposes of this Section 3.15, references to the Company Subsidiaries include former subsidiaries of the Company for the periods during which any such subsidiaries were owned, directly or indirectly, by the Company. Except as otherwise disclosed in the Company Disclosure Schedule, to the knowledge of the Company, neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings or court proceedings, any deficiency or claim for additional Taxes. Except as otherwise disclosed in the Company Disclosure Schedule, neither Company nor any of the Company's Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. Except as otherwise disclosed in the Company Disclosure Schedule, and except for statutory liens for current taxes not yet due, there are no material tax liens on any assets of Company or any of the Company Subsidiaries. Except as otherwise disclosed in the Company Disclosure Schedule, neither Company nor any of the Company Subsidiaries has received a ruling or entered into an agreement with the IRS or any other taxing authority that would have a Material Adverse Effect on Company and the Company Subsidiaries, taken as a whole, after the Effective Time. Except as otherwise disclosed in the Company Disclosure Schedule, no tax indemnities have been given by the Company or the Company Subsidiaries to third parties in connection with the sale of Company Common Stock or assets that remain in effect and are material to the Company and Company Subsidiaries, taken as a whole. Neither Company nor any of the Company Subsidiaries has made an election under
Section 341(f) of the Code.

         SECTION 3.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         SECTION 3.17 Tax Matters. Neither the Company nor, to the Company's knowledge, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

         SECTION 3.18 Material Adverse Effect. Since December 31, 2000 there has been no Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.


                        ARTICLE IV - COVENANTS OF SELLER

         SECTION 4.1 Affirmative Covenants. Seller hereby covenants and agrees with the Company that prior to the Effective Time, unless the prior written consent of the Company shall have been obtained and except as otherwise contemplated herein, it will and it will cause each Seller Subsidiary to:

                  (a) operate its business in the usual, regular and ordinary course consistent with past practices;

                  (b) use all reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with customers;

                  (c) use all reasonable efforts to maintain and keep its properties in as good repair and condition as at present, ordinary wear and tear excepted;

                  (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it;

                  (e) use all reasonable efforts to perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

                  (f) use all reasonable efforts to comply with and perform in all material respects all obligations and duties imposed upon it by all applicable Laws; and

                  (g) use all reasonable efforts not to take any action or fail to take any action which individually or in the aggregate can be expected to have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole.

         SECTION 4.2 Negative Covenants. Except as specifically contemplated by this Agreement, as set forth on Annex B and as set forth on Schedule 4.2(g), from the date of this

Agreement until the Effective Time, Seller shall not do, or permit any Seller Subsidiary to do, without the prior written consent of the Company, any of the following:

                  (a) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Seller or any Subsidiary of the Seller and one or more of its current or former directors, officers or employees ("Employee Changes"), except that Employee Changes for employees who are not directors or officers subject to Section 16 of the Exchange Act may be made in the ordinary course of business consistent with past practice or (ii) except for normal increases in the ordinary course of business consistent with past practice or, except as required by applicable law, increase in any manner the base salary, bonus incentive compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

                  (b) (i) except as provided below declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for (A) regular quarterly cash dividends on Seller Common Stock with usual record and payment dates for such dividends with each such dividend at a rate per share of Seller Common Stock not in excess of $0.14 per share and (B) dividends by a Seller Subsidiary to Seller;

                           (ii) declare or pay any dividends or make any
                  distributions in any amount on Seller Common Stock in or with respect to the quarter in which the Effective Time shall occur and in which the shareholders of Seller Common Stock are entitled to receive dividends on the shares of Company Common Stock into which the shares of Seller Common Stock have been converted; provided that, it is the intent of this clause (ii) to provide that the holders of Seller Common Stock will receive either the payment of cash dividends on their shares of Seller Common Stock or the payment of cash dividends as the holders of shares of Company Common Stock received in exchange for the shares of Seller Common Stock pursuant to this Agreement for the calendar quarter during which the Effective Time shall occur, but will not receive and will not become entitled to receive for the same calendar quarter both the payment of a cash dividend as shareholders of Seller Common Stock and the payment of a cash dividend as the holders of shares of Company Common Stock received in exchange for the shares of Seller Common Stock pursuant to this Agreement; and if Seller does not declare and pay cash dividends in a particular calendar quarter because of Seller's reasonable expectation that the Effective Time was to have occurred in such calendar quarter wherein the holders of Seller Common Stock would have become entitled to receive cash dividends for such calendar quarter on the shares of Company Common Stock to have been exchanged for the shares of Seller Common Stock pursuant to this Agreement, and the Effective Time does not in fact occur in such calendar quarter, then, as a result thereof, Seller shall be entitled to declare and pay a cash dividend (within the limitations of this clause (ii)) on such shares of Seller Common Stock for such calendar quarter by the declaration and payment of such cash dividends as soon as reasonably practicable after the end of such calendar quarter;

                  (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) subject to
         Section 4.4 hereof, merge with or into any other corporation or bank, permit any other corporation or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock, of any corporation, bank or other business other than in the ordinary course of business and consistent with past practice; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice; or
         (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                  (d) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of capital stock of Seller or any Seller Subsidiary (including shares held in treasury) or any rights, warrants or options to acquire, any such shares;

                  (e) propose or adopt any amendments to its articles of incorporation or by-laws in any way adverse to the Company;

                  (f) change in any material manner its methods of accounting in effect at December 31, 2000 or change in any material manner its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 2000, except as may be required by Law or generally accepted accounting principles;

                  (g) change in any material manner any lending, investment, liability management or other material policies concerning the business or operations of Seller or any of the Seller Subsidiaries, except as required by Law, including, without limitation: (i) acquire or sell any contracts for the purchase or sale of financial or other futures or any put or call options, or enter into any hedges or interest rate swaps relating to cash, securities, or any commodities or enter into any other derivative transaction except in the ordinary course of business consistent with past practice; (ii) sell, assign, transfer, pledge, mortgage or otherwise encumber, or permit any encumbrances to exist with respect to, any of its assets, except in the ordinary course of business consistent with past practice; (iii) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice; (iv) enter into any agreement with respect to any acquisition of a material amount of assets or securities or any discharge, waiver, satisfaction, release or relinquishment of any material contract rights, liens, encumbrances, debt or claims, not in the ordinary course of business and consistent with past practices; (v) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, which would restrict in any material respect the operations or business of Seller or any of the Seller Subsidiaries; or (vi) make any capital expenditure, except in the ordinary course and substantially consistent with the Seller's business plan provided to the Company; or

                  (h)  agree in writing or otherwise to do any of the foregoing.

         SECTION 4.3 Letter of Seller's Accountants. Seller shall use its reasonable efforts to cause to be delivered to the Company "comfort" letters of Ernst & Young, LLP, Seller's independent public accountants, dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to the Company, in a form reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

         SECTION 4.4 No Solicitation of Transactions.

                  (a) Seller shall immediately cease and cause to be terminated any existing discussions or negotiations relating to a Competing Proposal (as defined below), other than with respect to the Merger, with any parties conducted heretofore. Seller will not, directly or indirectly, and will instruct its directors, officers, employees, accountants, consultants, legal counsel, agents, investment bankers, advisors and other representatives (collectively, "Representatives") not to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action or facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Proposal, or enter into or maintain discussions or negotiate with any person in furtherance of or relating to such inquiries or to obtain a Competing Proposal, or agree to or endorse any Competing Proposal, or authorize or permit any Representative of Seller or any of the Seller Subsidiaries to take any such action, and Seller shall use all reasonable efforts to cause the Representatives of Seller and the Seller Subsidiaries not to take any such action, and Seller shall promptly notify the Company if any such inquiries or proposals are made regarding a Competing Proposal, and Seller shall keep the Company informed, on a current basis, of the status and terms of any such proposals; provided, however, that prior to such time as the shareholders of Seller shall have adopted and approved this Agreement in accordance with the IBCA , nothing contained in this Section 4.4 shall prohibit the Board of Directors of Seller from (i), in connection with a Superior Competing Transaction (as defined below), furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide proposal to acquire Seller pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Seller, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of Seller to comply with its fiduciary duties to shareholders imposed by Iowa law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, Seller provides written notice to the Company to the effect that is furnishing information to, or entering into discussions or negotiations with, such person, (C) prior to furnishing such information to such person, Seller receives from such person an executed confidentiality agreement, and (D) Seller keeps the Company informed, on a current basis, of the status and details of any such discussions or negotiations, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act.

                  (b) For purposes of this Agreement, "Competing Proposal" shall mean any of the following involving Seller or any Seller Subsidiary: any inquiry proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Seller and the Seller Subsidiaries taken as a whole, or 15% or more of any class of equity securities of Seller or any of the Seller Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more any class of equity securities of Seller or any of the Seller Subsidiaries, any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Seller or any of the Seller Subsidiaries, other than the transactions contemplated by this Agreement.

                  (c) For purposes of this Agreement "Superior Competing Transaction" shall mean any of the following involving Seller or any Seller Subsidiary: any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Seller Common Stock then outstanding or all or substantially all of the assets of Seller, and otherwise on terms which the Board of Directors of Seller determines in its good faith judgment (based on the opinion of a financial advisor of nationally recognized reputation) to be more favorable to its shareholders than the Merger and for which financing, to the extent required, is then committed or which if not committed is, in the good faith judgment of its Board of Directors, reasonably capable of being obtained by such third party.

         SECTION 4.5  Update Disclosure; Breaches.

                  (a) From and after the date of this Agreement until the Effective Time, Seller shall update the Seller Disclosure Statement on a regular basis by written notice to the Company to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described therein; provided that (i) to the extent that any information that would be required to be included in an update under this Section 4.5(a) would have in the past been contained in internal reports prepared by Seller or any Seller Subsidiary in the ordinary course, such update may occur by delivery of such internal reports prepared in accordance with past practice, with appropriate steps taken by Seller to identify relevant information contained therein, and (ii) to the extent that updating required under this Section is unduly burdensome to Seller, Seller and the Company will use their reasonable efforts to develop alternate updating procedures using, wherever possible, existing reporting systems.

                  (b) Seller shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its reasonable efforts to prevent or promptly remedy the same.

         SECTION 4.6 Affiliates; Tax Treatment. Within thirty (30) days after the date of this Agreement (a) Seller shall deliver to the Company a letter identifying all persons who are then "affiliates" of Seller, including, without limitation, all directors and executive officers of Seller, for purposes of Rule 145 promulgated under the Securities Act (each a "Seller Affiliate") and (b) Seller shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws. Seller shall use its reasonable efforts to obtain from each person identified in such letter a written agreement, substantially in the form attached hereto as Exhibit 4.6. Seller shall use its reasonable efforts to obtain from any person who becomes an affiliate of Seller after Seller's delivery of the letter referred to above, on or prior to the Effective Time, a written agreement, substantially in the form attached hereto as Exhibit 4.6 as soon as practicable after such person attains such status. Seller will use its reasonable efforts to cause the Merger to qualify as a reorganization under
Section 368(a)(1)(A) of the Code.

         SECTION 4.7 Delivery of Shareholder List. Seller shall arrange to have its transfer agent deliver to the Company or its designee, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of the Seller shareholders, their holdings of stock as of the latest practicable date, and such other shareholder information as the Company may reasonably request.

         SECTION 4.8 Loan and Investment Policies. To the extent permitted by applicable law or regulations, Seller agrees to give the Company prior notice of any material change in its loan and investment policies and procedures designed to insure safe and sound banking practices. Seller agrees to use all reasonable efforts to communicate on a regular and reasonable basis with the Company regarding its loan and investment activity prior to the Effective Time. The Seller and the Company agree to use their reasonable efforts to develop a plan for such communications.

         SECTION 4.9 Access and Information. Seller will give the Company and its representatives, employees, counsel and accountants reasonable access to the properties, books and records of the Seller and any other information relating to Seller that is reasonably requested by the Company for purpose of permitting the Company, among other things, to: (a) verify the accuracy of the representations and warranties of Seller contained in this Agreement, (b) confirm compliance by Seller with the terms of this Agreement, and (c) prepare for the consummation of the transactions contemplated by the Agreement. The parties hereto acknowledge and agree that any investigation by the Company pursuant to this Section 4.9 shall not unreasonably interfere with the business and operations of Seller. The Company shall not, without the consent of Seller contact any customers or key employees of Seller. If the Merger contemplated hereby is not consummated, the Company shall maintain in confidentiality all non-public and all proprietary information acquired by the Company from the Seller in connection with its due diligence review.

         SECTION 4.10 Confidentiality Letter. Seller agrees that the Confidentiality Letter entered into between the Company and the Seller on July 15, 1999 shall remain in full force and effect and binding upon the Seller and shall survive termination of this Agreement.

         SECTION 4.11 Employment Agreements. Seller will use all reasonable efforts to cause the employees listed on Schedule 4.11 of the Seller Disclosure Schedule to enter into employment agreements or, as applicable, amendments to their employment agreements in the form set forth as Exhibit 4.11 hereof.

                      ARTICLE V - COVENANTS OF THE COMPANY

         SECTION 5.1 Affirmative Covenants. The Company hereby covenants and agrees with Seller that prior to the Effective Time, unless the prior written consent of Seller shall have been obtained and except as otherwise contemplated herein, it will:

                  (a) maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as used in the Company's financial statements applied on a consistent basis;

                  (b) conduct its business in a manner that does not violate any Law, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole; and

                  (c) perform in all material respects all obligations required to be performed by it under all material contracts, leases and documents relating to or affecting the Company or any Company Subsidiary and their respective business, assets and properties, except to the extent nonperformance of such obligations would not have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

         SECTION 5.2 Negative Covenants. Except as set forth in Section 5.2 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement, from the date of this Agreement until the Effective Time, the Company shall not, or agree to commit to, or permit any Company Subsidiaries to, without the prior written consent of Seller, (a) propose or adopt any amendments to its Articles of Incorporation or By-laws in a manner which would adversely affect in any manner the terms of the Company Common Stock or the ability of Company to consummate the transactions contemplated hereby, or agree in writing to do any of the foregoing; provided, however, that any such amendment to the Company Articles to increase the authorized number of shares of Company Common Stock shall not be deemed to have such an adverse effect; (b) take any action that would adversely effect or delay the ability of the Company to (i) obtain the necessary approvals of any applicable regulatory authority required for the transactions contemplated hereby, (ii) perform its covenants or agreements under this Agreement, or (iii) consummate the transactions contemplated hereby; or (c) take any action in violation of Regulation M under the Exchange Act.

         SECTION 5.3 Update Disclosure.

                  (a) From and after the date of this Agreement until the Effective Time, Company shall update the Company Disclosure Statement on a regular basis by written notice to the Seller to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described therein; provided, that (i) to the extent that any information that would be required to be included in an update under this Section 5.3 would have in the past been contained in internal reports prepared by the Company or any Company Subsidiary in the ordinary course, such update may occur by delivery of such internal reports prepared in accordance with past practice, with appropriate steps taken by the Company to identify relevant information contained therein, and (ii) to the extent that updating required under this
         Section 5.3 is unduly burdensome to the Company, the Company and the Seller will use their reasonable efforts to develop alternate updating procedures using, wherever possible, existing reporting systems.

                  (b) The Company shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Seller and use its best efforts to prevent or promptly remedy the same.

         SECTION 5.4 Breaches. The Company shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Seller and use its best efforts to prevent or promptly remedy the same.

         SECTION 5.5 Stock Exchange Listing. The Company shall cause the shares of Company Common Stock to be issued in the Merger to be approved for listing on the NYSE (subject to official notice of issuance) prior to the Effective Time.

         SECTION 5.6 Tax Treatment. The Company will use its reasonable best efforts to cause the Merger to qualify as a reorganization under Section 368(a)(1)(A) of the Code.

         SECTION 5.7 Confidentiality Letter. The Company agrees that the Confidentiality Letter entered into between the Company and the Seller on July 15, 1999 shall remain in full force and effect and binding upon the Company and shall survive termination of this Agreement.


                       ARTICLE VI - ADDITIONAL AGREEMENTS

         SECTION 6.1 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, Seller and the Company shall prepare and file with the SEC the Proxy Statement/Prospectus and registration statement on Form S-4 promulgated under the Securities Act and the Exchange Act (or on such other form as shall be appropriate) relating to the approval of the Merger by the shareholders of Seller and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of Seller in favor of the Merger; provided, however, that in connection with the Seller's Board of Directors' recommendation to the Seller's Shareholders in favor of a Superior Competing Transaction (as defined in Section 4.4), the Board of Directors of Seller may, at any time prior to such time as the shareholders of Seller shall have adopted and approved this Agreement and the Merger in accordance with the IBCA, withdraw, modify or change any such recommendation to the extent Board of Directors of Seller determines in good faith, after consultation with and based upon the advice of independent legal counsel, that the failure to so withdraw, modify or change its recommendation would cause the Board of Directors of Seller to breach its fiduciary duties to Seller's shareholders under applicable Law.

         SECTION 6.2 Meeting of Seller's Shareholders. Seller shall promptly after the date of this Agreement take all action necessary in accordance with the IBCA and the Seller Articles and the

Seller By-Laws to convene the Seller Shareholders' Meeting. Seller shall use all reasonable efforts to solicit from shareholders of Seller proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the IBCA to approve the Merger, unless the Board of Directors of Seller shall have determined in good faith based on advice of counsel that such actions would violate its fiduciary duty to Seller's Shareholders under applicable Law.

         SECTION 6.3 Appropriate Action; Consents; Filings. Seller and the Company shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) required in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the BHCA, the USBL and any other applicable federal or state banking laws and (C) any other applicable Law; provided that, the Company and Seller shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Seller and the Company shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

         SECTION 6.4 Directors' and Officers' Indemnification and Insurance.

                  (a) By virtue of the occurrence of the Merger, the Company shall from and after the Effective Time succeed to Seller's obligations with respect to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of Seller and the Seller Subsidiaries as provided in the Seller Articles, Seller By-Laws, indemnification agreements of Seller or the Seller Subsidiaries or otherwise in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time. Section 6.4 of the Seller Disclosure Schedule contains a complete list of all indemnification arrangements to which Seller is a party to on the date of this Agreement. Seller agrees not to amend or enter into new arrangements or agreements from and after the date hereof.

                  (b) From and after the Effective Time, the Company agrees to maintain an insurance policy for directors' and officers' liabilities for all present and former directors and officers of Seller covered by Seller's current insurance policies on the date of this Agreement for a period of six years from and after the Effective Time with terms (including coverage limits) not less advantageous as currently in effect on the date of this Agreement with respect to acts, omissions and other matters occurring prior to the Effective Time.

                  (c) The provisions of this Section 6.4 are intended to be for the benefit of, and shall be enforceable by, each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of Seller or any Seller Subsidiary (the "Indemnified Parties") and his or her heirs and representatives against the Company and its successor and assigns.

         SECTION 6.5 Notification of Certain Matters. Seller shall give prompt notice to the Company, and the Company shall give prompt notice to Seller, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of Seller or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 6.6 Public Announcements. The Company and Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law, including disclosures required under the federal securities laws.

         SECTION 6.7 Customer Retention. To the extent permitted by law or applicable regulation, Seller shall use all reasonable efforts to assist the Company and cooperate with the Company in all reasonable efforts to retain Seller's customers for the Surviving Corporation; provided, however, Seller shall not be required to take any action which Seller in good faith believes is reasonably likely to disrupt its existing customer relationships or practices or procedures.

         SECTION 6.8  Expenses.

                  (a) All Expenses (as defined below) incurred by the Company and Seller shall be borne solely and entirely by the party which has incurred the same, except that the parties shall share equally in the expense of printing and filing the Registration Statement and the Proxy Statement/Prospectus and all SEC, NYSE and other regulatory filing fees incurred in connection herewith.

                  (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

         SECTION 6.9 Employee Benefit Matters. Annex B sets forth certain agreements with respect to Seller's employee benefit matters.

                       ARTICLE VII - CONDITIONS OF MERGER

         SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of the Company or Seller, threatened by the SEC. The Company shall have received all other Federal or state securities permits and other authorizations necessary to issue Company Common Stock in exchange for Seller Common Stock and to consummate the Merger.

                  (b) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of Seller.

                  (c) Federal Reserve Board. The Merger shall have been approved by the Federal Reserve Board, which approval shall not contain any materially burdensome condition that would significantly adversely affect the Company, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approval shall have been satisfied and all waiting periods relating to such approval shall have expired.

                  (d) No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

                  (e) NYSE Listing. The shares of Company Common Stock to be issued at the Effective Time shall have been authorized for listing on the NYSE subject to official notice of issuance.

         SECTION 7.2 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Seller contained in this Agreement, without giving effect to any update to the Seller Disclosure Schedule or notice to the Company under Section 4.5 or 6.5, shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time; provided, however, that for purposes of determining the satisfaction of the condition contained in this clause, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this clause, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, represent a Material Adverse Effect on the Seller. Company shall have received a certificate signed on behalf of the Seller by the Chief Executive Officer and the Chief Financial Officer of the Seller to the foregoing effect.

                  (b) Agreements and Covenants. The Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

                  (c) Consents Obtained. All Seller Approvals and all filings required to be made by Seller for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Seller, except when the failure to obtain any Seller Approvals required to be obtained or filings required to be made would not have a Material Adverse Effect on the Seller and Seller Subsidiaries, taken as a whole.

                  (d) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by a government agency or any other person (i) challenging or seeking material damages in connection with, the Merger or the conversion of Seller Common Stock into Company Common Stock pursuant to the Merger or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Company or the Company Subsidiaries of all or any portion of the business or assets of Seller, which in either case is reasonably likely to have a Material Adverse Effect on either Seller and the Seller Subsidiaries, taken as a whole, or the Company and the Company Subsidiaries, taken as a whole.

                  (e) Tax Opinion. An opinion of Godfrey & Kahn, S.C., independent counsel to the Company, dated as of the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and accordingly that no gain or loss will be recognized by Seller as a result of the Merger. In rendering such opinion, Godfrey & Kahn may require and rely upon representations and covenants contained in certificates of officers of the Company, the Seller and others.

                  (f) Opinion of Counsel. The Company shall have received from Maslon Edelman Borman & Brand, LLP or other independent counsel for Seller reasonably satisfactory to the Company, an opinion dated the Effective Time, in form and substance reasonably satisfactory to the Company, covering the matters set forth in Annex C hereto, which opinion shall be based on such assumptions and containing such qualifications and limitations as are appropriate and reasonably satisfactory to the Company.

                  (g) Comfort Letters. The Company shall have received from Ernst & Young, LLP the "comfort" letters referred to in Section 4.3.

                  (h) Affiliate Agreements. The Company shall have received from each person who is identified in the affiliate letter as an "affiliate" of Seller a signed affiliate agreement in the form attached hereto as
         Exhibit 4.6.

                  (i) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state governmental entity which, in connection with the grant of any regulatory approval, imposes any condition or restriction upon the Company or Seller or their respective subsidiaries (or the Surviving Corporation or its subsidiaries after the Effective Time), requiring the disposition of more than 10% of Seller's deposits and/or loans (as of March 31, 2001) or would otherwise reasonably be expected to have a Material Adverse Effect on either Seller and the Seller Subsidiaries taken as a whole or the Company and the Company Subsidiaries taken as a whole.

                  (j) No Material Adverse Changes. Since the date of the Agreement, there has not been any change in the financial condition, results of operations or business of the Seller and the Seller Subsidiaries, taken as a whole, that either individually or in the aggregate would have a Material Adverse Effect on the Seller and the Seller Subsidiaries taken as a whole. The Company shall have received a certificate of the President and the Chief Financial Officer of the Company to that effect.

                  (k) Seller Expenses. Seller shall have delivered to the Company evidence in form reasonably satisfactory to the Company that all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the Seller and its affiliates) incurred by the Seller or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the Registration Statement and the Proxy Statement/Prospectus and all SEC and other regulatory filings, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby are not in excess of $5,000,000.00.

                  (l) Seller shall own 100% of the outstanding capital stock of each Seller Subsidiary.

         SECTION 7.3 Additional Conditions to Obligations of Seller. The obligation of Seller to effect the Merger is also subject to the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement, without giving effect to any notice to Seller under Section
         5.4 or 6.5, shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time, as though made on and as of the Effective Time; provided, however, that for purposes of determining the satisfaction of the condition contained in this clause, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this clause, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, represent a Material Adverse Effect on the Company. The Seller shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

                  (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to obtain any consents, waivers, approvals, authorizations or orders required to be obtained or any filings required to be made would not have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

                  (d) Tax Opinion. The Seller shall have received an opinion of Maslon Edelman Borman & Brand, LLP, in form and substance reasonably satisfactory to the Seller, dated as of the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, for federal income tax purposes:

                           (i) No gain or loss will be recognized by the Seller
                  as a result of the Merger;

                           (ii) No gain or loss will be recognized by the
                  shareholders of the Seller who exchange their Seller Common Stock for Company Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Company Common Stock); and

                           (iii) The aggregate tax basis of the Company Common
                  Stock received by shareholders who exchange their Seller Common Stock for Company Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Seller Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

In rendering such opinion, the Seller's Counsel may require and rely upon representations and covenants contained in certificates of officers of Company, the Seller and others.

                  (e) Opinion of Counsel. Seller shall have received from Godfrey & Kahn, S.C., or other independent counsel for the Company reasonably satisfactory to Seller, opinions dated the Effective Time, in form and substance reasonably satisfactory to Seller, covering the matters set forth in Annex D hereto, which opinion shall be based on such assumptions and contain such qualifications and limitations as are appropriate and reasonably satisfactory to Seller.

                  (f) No Material Adverse Changes. Since the date of the Agreement, there has not been any change in the financial condition, results of operations or business of the Company and the Company Subsidiaries, taken as a whole, that either individually or in the aggregate would have a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole. The Seller shall have received a certificate of the President and the Chief Financial Officer of the Company to that effect.

                ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.1  Termination.

                  (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Seller:

                           (i) by mutual consent of the Company and Seller by a
                  vote of majority of the members of the entire Board of Directors of both the Company and Seller;

                           (ii) by Seller or the Company (A) if there has been a
                  breach in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have been breached in any respect) of any representation, warranty, covenant or agreement on the part of Seller, on the one hand, or the Company, on the other hand, respectively, set forth in this Agreement, or (B) if any representation or warranty of Seller, on the one hand, or the Company, on the other hand, respectively, shall be discovered to have become untrue in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have become untrue in any respect), in either case which breach or other condition has not been cured within 30 business days following receipt by the nonterminating party of notice of such breach or other condition, or which breach by its nature, cannot be cured prior to Closing; provided, however, neither party shall have the right to terminate this Agreement pursuant to this Section 8.1(a)(ii) unless the breach of any representation or warranty (but not breaches of covenants or agreements), together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the transactions contemplated hereby under Section 7.2(a) (in the case of a breach of a representation or warranty by the Seller) or Section 7.3(a) (in the case of a breach of representation or warranty by the Company); provided, further, this Agreement may not be terminated pursuant to this clause
                  (ii) by the breaching party or party making any representation or warranty which shall have become untrue in any material respect;

                           (iii) by either the Company or Seller if any
                  permanent injunction preventing the consummation of the Merger shall have become final and nonappealable;

                           (iv) by either the Company or Seller if the Merger
                  shall not have been consummated by December 31, 2001, for a reason other than the failure of the party seeking termination to comply with its obligations under this Agreement;

                           (v) by either the Company or Seller if the Federal
                  Reserve Board has denied approval of the Merger, and neither the Company nor Seller has, within 30 days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law;

                           (vi) by either the Company or the Seller, if at the
                  Seller Shareholders' Meeting, this Agreement and the transactions contemplated hereby shall fail to receive the requisite vote for approval and adoption by the Seller's Shareholders;

                           (vii) by the Company, if there shall exist a proposal
                  for a Superior Competing Transaction with respect to the Seller and the Board of Directors of the Seller have withdrawn or modified in a manner adverse to the Company its approval and recommendation of this Agreement or its approval of the Merger or any other transaction contemplated hereby or if the Board of Directors of the Seller shall have approved or recommended such Superior Competing Transaction; or

                           (viii) by the Company if any person or persons
                  holding in the aggregate 10% or more of the outstanding Seller Common Stock deliver a notice or notices of intent to demand payment in accordance with Section 490.1321 of the IBCA.

         SECTION 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and all rights and obligations of any party hereto shall cease except: (i) as set forth in Section 9.1 of this Agreement and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement or shall restrict either party's rights in the case thereof.

         SECTION 8.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of Seller, no amendment may made which would reduce the amount or change the type of consideration into which each Share shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure.


                         ARTICLE IX - GENERAL PROVISIONS

         SECTION 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Article VIII, except that the agreements set forth in Article I and Sections 6.4 and 6.6 shall survive the Effective Time indefinitely and those set forth in Sections 4.10, 5.7, 8.2 and Article IX hereof shall survive termination indefinitely.

         SECTION 9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or telecopied (with confirmation) to the parties at the following addresses or telecopy numbers, as the case may be (or at such other address or telecopy number for a party as shall be specified by like changes of address or telecopy number) and shall be effective upon receipt:



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

                  (a)      If to the Company:
                  Marshall & Ilsley Corporation
                  770 North Water Street
                  Milwaukee, Wisconsin 53202
                  Attention:  Michael A. Hatfield
                  Facsimile:  (414) 765-7899

                  With a copy to:

                  Godfrey & Kahn, S.C.
                  780 North Water Street
                  Milwaukee, Wisconsin 53202
                  Attention:  Randall J. Erickson
                  Facsimile:  (414) 273-5198

                  (b)      If to Seller:

                  National City Bancorporation
                  651 Nicollet Mall
                  Minneapolis, Minnesota 55402-1611
                  Attention:  Thomas J. Freed
                  Facsimile:  (612)

                  With a copy to:

                  Maslon Edelman Borman & Brand
                  3300 Wells Fargo Center
                  90 South Seventh Street
                  Minneapolis, Minnesota 55402-4140
                  Attention:  Joseph Alexander
                  Facsimile:  (612) 672-8397

         SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

                  (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which any person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

                  (b) "business day" means any day other than a day on which banks in Wisconsin are required or authorized to be closed;

                  (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;


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

                  (d) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act); and

                  (e) "subsidiary" or "subsidiaries" of Seller, the Company, the Surviving Corporation, or any other person, means any corporation, partnership, joint venture or other legal entity of which Seller, the Corporation, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         SECTION 9.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

         SECTION 9.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that the Company may assign all or any of its rights hereunder and thereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

         SECTION 9.8 Parties in Interest. This Agreement (including Annex B hereto) shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.4 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

         SECTION 9.9 Governing Law. Except to the extent that the laws of the State of Iowa are mandatorily applicable to the matters arising under or in connection with this Agreement, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of choice of law or conflicts of law.




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


         SECTION 9.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 9.11 Time is of the Essence. Time is of the essence of this Agreement.

         SECTION 9.12 Specific Performance. The parties hereto acknowledge that monetary damages would not be a sufficient remedy for breach of this Agreement. Therefore, upon breach of this Agreement by any party, the aggrieved party may proceed to protect its rights and enforce this Agreement by suit in equity, action at law or other appropriate proceeding, including an action for the specific performance of any provision herein or any other remedy granted by law, equity or otherwise. Any action for specific performance hereunder shall not be deemed exclusive and may also include claims for monetary damages as may be warranted under the circumstances. The prevailing party in any such suit, action or other proceeding arising out of or related to this Agreement shall be entitled to recover its costs, including attorney's fees, incurred in such suit, action or other proceeding.





























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


         IN WITNESS WHEREOF, the Company and Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                NATIONAL CITY BANCORPORATION


                                By:    /s/   David Andreas
                                    -------------------------------
                                     Name: David Andreas
                                     Title: Chief Executive Officer


                                MARSHALL & ILSLEY CORPORATION


                                By:    /s/   James B. Wigdale
                                    ----------------------------------------
                                     Name: James B. Wigdale
                                     Title: Chief Executive Officer






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